EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Signs Agreement with Southwest Power Pool for 20 MW Leila Lake Wind Project

PHOENIX, AZ – Tuesday, February 16, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy” or the “Company”) today announced it has entered into a Feasibility Study Agreement with Southwest Power Pool, Inc. (SPP) to assess the  impact of connecting the Company’s 20 MW Leila Lake wind power generation project to the electric grid. The completion of this study is a key milestone leading to the signing of a formal interconnection agreement with SPP.

As NACEL Energy previously advised two weeks ago (see Company’s 8-K filed January 26, 2010), it has submitted a comprehensive bid, with the input of a tier one wind turbine manufacturer, for the supply of 20 MW of power from Leila Lake to American Electric Power Service Corporation (AEPSC), a subsidiary of American Electric Power Company of Columbus, OH, one of nation’s largest electric utilities. AEPSC has received NACEL Energy’s bid documents and is expected to announce its short list decision March 1, 2010.

NACEL Energy Chief Executive Officer Paul Turner, Ph.D. stated:

“In preparation for our bid to AEPSC, we engaged Delenova Energy LLC (“Delenova”) to study the impact of 20 MW of new wind power from Leila Lake on SPP’s transmission network. The results of the Delenova study of Leila Lake were positive, demonstrating no major adverse impacts. We anticipate a similar favorable outcome from SPP’s study and look forward to signing a final interconnection agreement for Leila Lake.”

The Company cautions further milestones remain to be undertaken and completed at Leila Lake prior to project commissioning (operations). Such milestones include signing the aforementioned formal interconnection agreement with SPP, negotiating a power purchase agreement and arranging construction and turbine (debt) financing.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its latest Snowflake project in Arizona in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 130 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas and Illinois. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

EXHIBIT 99.1

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NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

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1-888-242-5848